                                                                    Exhibit 3.22

                            ARTICLES OF INCORPORATION

                    COURTESY SERVICES OF SAN BERNARDINO, INC.

                                     --o0o--

     WE, DONALD MAC RICE, MARJORIE MAE RICE, and DONALD STEVEN RICE, having associated ourselves together for the purposes of incorporating under the Statutes of the State of California, now execute this document, which shall constitute the Articles of Incorporation of COURTESY SERVICES OF SAN BERNARDINO, INC.

                                   ARTICLE I:

                                      NAME:

     The name of this corporation shall be COURTESY SERVICES OF SAN BERNARDINO, INC.

                                   ARTICLE II:

                         SPECIFIC OBJECTS AND PURPOSES:

     The specific business in which this corporation proposes primarily and initially to engage is that of transportation and services for the sick.

                                  ARTICLE III:

     In addition to the specific objects and purposes, as set forth in ARTICLE II above, this corporation intends to engage in the general business of, and the powers with which it is vested, are:

     (a) To engage in general transportation services, purchases and sales of sickroom supplies and sickroom services;

     (b) To engage in any business related or unrelated to those described in
ARTICLE II, and from time to time authorized or approved by the Board of Directors of this corporation;

     (c) To act as partner or joint venturer or in any other legal capacity in any transaction;

     (d) To do business anywhere in the world;

     (e) To have and exercise all rights and powers from time to time granted to a corporation by law;

     (f) To purchase, apply for, and otherwise acquire, sell, transfer, and otherwise dispose of, mortgage, and otherwise encumber franchises, easements, rights, privileges, licenses, trade-marks, trade names, patents, inventions, improvements and processes;

     (g) To purchase, lease from others, and otherwise acquire, sell, convey, transfer, lease to others, and otherwise dispose of, mortgage, or otherwise encumber, real or personal property;

     (h) To borrow and loan money in connection with the foregoing purposes with or without security therefor; to execute notes, bonds, and all other obligations for money borrowed, property purchased, or otherwise acquired, by this corporation, labor done, or services performed for this corporation, or any lawful purposes, and to secure the payment of the principal and interest of said notes, bonds, or other obligations by mortgage, pledge, hypothecation, deed of trust, or otherwise, of any or all property owned or which may be acquired by this corporation; and generally to transact and carry on any other business, and to exercise any other powers which may be necessary, proper, or convenient, to be carried on or exercised in connection with any of the foregoing purposes or incident thereto;

     (i) In general, to carry on any other lawful business whatsoever in connection with the foregoing, for which it is calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its properties.

     This corporation from time to time may do any one or more of the acts and things, or carry out any one or more of the purposes herein set forth, and may transact business in the State of California, in other states, in the District of Columbia, in the districts, dependencies and colonies of the United States, and in foreign countries.

                                  ARTICLES IV:

                         CAPITAL STOCK AND VOTING RIGHTS

     The total number of shares of stock which this corporation shall have authority to issue is 20,000 shares; that said shares shall be non-assessible; that the par value of each share is $10.00; that the aggregate par value of all shares is $200,000.00.

     The shares of this corporation shall be classified as common shares only and shall have full voting rights, viz., one vote to each share.

                                   ARTICLE V:

                                    DURATION

     The corporation shall have perpetual existence.

                                   ARTICLE VI:

                               NUMBER OF DIRECTORS

     The number of directors of this corporation shall be three (3) and the names and addresses of the persons who were appointed to act as the first directors are:

Name                          Address
----                          -------
Donald Mac Rice      338 West 7th Street
                     San Bernardino, California

Marjorie Mae Rice    338 West 7th Street
                     San Bernardino, California

Donald Steven Rice   338 West 7th Street
                     San Bernardino, California

     Vacancies on the Board of Directors, however, created, may be filled by the surviving members thereof.

     Pre-emptive rights are hereby granted to the shareholders of the corporation.

     Cumulative voting shall be allowed in the election of directors of this corporation by the stockholders.

                                  ARTICLE VII:

                          OFFICE AND PLACE OF BUSINESS

     The principal office for the transaction of the business of this corporation shall be maintained in the County of San Bernardino, State of California. The Board of Directors, may, however, from time to time, establish such other offices, branches, subsidiaries or divisions in such other place or places as they may deem advisable.

                                  ARTICLE VIII:

                           SALE OR TRANSFER OF SHARES:

     (a) Before there can be a valid sale or transfer of any of the shares of the corporation by any holder thereof, he shall first offer said shares to the corporation and then to the other holders of common shares in the following manner:

     (1) Such offering shareholder shall deliver a notice in writing by mail or otherwise to the secretary of the corporation stating the price, terms and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and his intention so to sell or transfer such shares. Within five
(5) days thereafter, the corporation shall have the prior right to purchase all of said shares at the expiration of said five (5) day period, or prior thereto, upon the determination of the corporation to purchase none or only a portion of such shares so offered, the secretary of the corporation shall, within five (5) days thereafter, mail or deliver to each of the other shareholders a notice setting forth the particulars concerning said shares not so purchased by the corporation described in the notice received from the offering shareholder. The other shareholders shall have the right to purchase all of the shares specified in said secretary's notice by delivery to the secretary by mail or otherwise a written offer or offers to purchase all or any specified number of such shares upon the terms so described in the secretary's notice if such offer or offers are so delivered to the secretary within ten (10) days after mailing or delivering such secretary's notice to other shareholders. If the total number of shares specified in such offers so received within such period by the secretary exceeds the number of shares referred to in such secretary's notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the secretary as the number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the secretary.

     (2) If all of the shares referred to in said notice to the secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

     (3) If none or only a part of the shares referred to in said notice to the secretary is purchased, as aforesaid, by the corporation or in accordance with offers made by other shareholders within said ten (10) day period, the shareholder desiring to sell or transfer may dispose of all shares of stock referred to in said notice to the secretary not so purchased by the corporation or by the other shareholders, to any person or persons he may so desire; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the secretary.

     (4) Within the limitations herein provided, this corporation may purchase the shares of this corporation from any offering shareholder, provided, however, that at no time shall this corporation be permitted to purchase all of its outstanding voting shares. Any sale or transfer or purported sale or transfer of the shares of the corporation shall be null and void unless the terms, conditions and provisions of this Article are strictly observed and followed.

     (b) Each shareholder of this' corporation shall be entitled to full pre-emptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any shares which may be issued at any time by this corporation.

     IN WITNESS WHEREOF, the undersigned and above named incorporators of this corporation have executed these Articles of Incorporation on this 18th day of June, 1962.


                                        /s/ Donald Mac Rice
                                        ----------------------------------------
                                        Donald Mac Rice


                                        /s/ Marjorie Mae Rice
                                        ----------------------------------------
                                        Marjorie Mae Rice


                                        /s/ Donald Steven Rice
                                        ----------------------------------------
                                        Donald Steven Rice

STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF SAN BERNARDINO )

     On this 18th day of June, 1962, before me, the undersigned, a Notary public in and for said County and State, personally appeared DONALD MAC RICE, MARJORIE MAE RICE, and DONALD STEVEN RICE, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

     WITNESS my hand and official seal.


                                        /s/ Joanne K. Kocina
                                        ----------------------------------------
                                        Joanne K. Kocina, Notary Public in and
                                        for said County and State

                           AGREEMENT OF MERGER BETWEEN
                            CSA ACQUISITION, INC, AND
                    COURTESY SERVICES OF SAN BERNARDINO, INC.
 (under Section 1101 of the General Corporation Law of the Stare of California)

     This Agreement of Merger is entered into between Courtesy Services of San Bernardino, Inc., a California corporation (herein "Surviving Corporation") and CSA Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of American Medical Response, Inc. ("American") (herein "Merging Corporation"), The Surviving Corporation and the Merging Corporation agree as follows:

     1. Merging Corporation shall be merged into Surviving Corporation (the "Merger").

     2. Each share of common stock of Merging Corporation outstanding immediately prior to the Merger shall be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, and each share of common stock of Surviving Corporation outstanding immediately prior to the Merger shall be converted into a right to receive its pro rata share of $7,400,000, half of such amount to be paid in cash, and half to be paid in the form of a subordinated promissory note.

     3. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Merger.

     4. The effect of the Merger and the effective date of the Merger are as prescribed by law.

     IN WITNESS WHEREOF the parties have executed this Agreement.

                                        COURTESY SERVICES OF SAN BERNARDINO,
                                        INC.


                                        By: /s/ D. Steven Rice
                                            ------------------------------------
                                        Name: D. Steven Rice
                                        Title: President


                                        By: /s/ Donald Jess Rice
                                            ------------------------------------
                                        Name: Donald Jess Rice
                                        Title: Secretary


                                        CSA ACQUISITION, INC.


                                        By: /s/ Wayne Rachlen
                                            ------------------------------------
                                            Wayne Rachlen
                                            President


                                        By: /s/ William George
                                            ------------------------------------
                                            William George
                                            Assistant Secretary

Dated: April 30, 1996

                              CSA ACQUISITION, INC.

                             CERTIFICATE OF APPROVAL
                             OF AGREEMENT OF MERGER

     Wayne Rachlen and William George certify that:

     1. We are the President and Assistant Secretary, respectively, of CSA Acquisition, Inc., a Delaware corporation.

     2. The Agreement of Merger in the form attached hereto was duly approved by the shareholders and the directors of the corporation.

     3. The shareholder approval was by 100% of the outstanding shares of the corporation.

     4. There is only one class of shares and the number of shares outstanding is 100.

     5. EACH SHARE OF COMMON STOCK OF CSA ACQUISITION, INC. OUTSTANDING IMMEDIATELY PRIOR TO THE MERGER SHALL BE CONVERTED INTO ONE FULLY PAID AND NON-ASSESSABLE SHARE OF COMMON STOCK OF COURTESY SERVICES OF SAN BERNARDINO, INC. AND EACH SHARE OF COMMON STOCK OF COURTESY SERVICES OF SAN BERNARDINO, INC. OUTSTANDING IMMEDIATELY PRIOR TO THE MERGER SHALL BE CONVERTED INTO A RIGHT TO RECEIVE ITS PRO RATA SHARE OF $7,400,000, HALF OF SUCH AMOUNT TO BE PAID IN CASH, AND HALF TO BE PAID IN THE FORM OF A SUBORDINATED PROMISSORY NOTE.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: April 30, 1996


                                        /s/ Wayne Rachlen
                                        ----------------------------------------
                                        Wayne Rachlen, President


                                        /s/ William George
                                        ----------------------------------------
                                        William George, Assistant Secretary

                    COURTESY SERVICES OF SAN BERNARDINO, INC.

                             CERTIFICATE OF APPROVAL
                             OF AGREEMENT OF MERGER

     D. Steven Rice and Donald Jess Rice certify that:

     1. We are the President and Secretary, respectively, of Courtesy Services of San Bernardino, Inc., a California corporation.

     2. The Agreement of Merger in the form attached hereto was duly approved by the shareholders and directors of the corporation.

     3. The shareholder approval was by 100% of the outstanding shares of the corporation.

     4. There is only one class of shares and the number of shares outstanding is 1152.25.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: April 30, 1996


                                        /s/ D. Steven Rice
                                        ----------------------------------------
                                        D. Steven Rice, President


                                        /s/ Donald Jess Rice
                                        ----------------------------------------
                                        Donald Jess Rice, Secretary

                            CERTIFICATE OF AMENDMENT
                                       of
                            ARTICLES OF INCORPORATION
                                       of
                    COURTESY SERVICES OF SAN BERNARDINO, INC.
                            a California Corporation

          GREGORY K. GUCKES and WILLIAM B. COOPER hereby certify that:

     1. They are the President and Assistant Secretary, respectively of Courtesy Services of San Bernardino, Inc., (the "Corporation") a California Corporation.

     2. The Board of Directors of the Corporation has approved the following amendment to the Articles of Incorporation of the Corporation:

                                   "ARTICLE I

                                      NAME:

     The name of this corporation shall be AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE."

     3. The foregoing amendment of the Articles of Incorporation of the Corporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote on this amendment was one (1). The number of shares voting in favor of the amendment was one (1), which constitutes more than a simple majority of these share thus exceeding the vote required to approve this amendment.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: 4/3, 1998.


/s/ Gregory K. Guckes                   /s/ William B. Cooper
-------------------------------------   ----------------------------------------
GREGORY K. GUCKES                       WILLIAM B. COOPER
President                               Assistant Secretary

                           AGREEMENT OF MERGER BETWEEN
                         HOWARD AMBULANCE COMPANY, INC.
                                       and
                   AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE
                       (Under Section 1101 of the General
                   Corporation Law of the State of California)

     This Agreement of Merger is entered into between AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE a California corporation (herein "Surviving Corporation") and HOWARD AMBULANCE COMPANY, INC., a California corporation (herein "Merging Corporation"), on August 28, 1999. The Surviving Corporation and the Merging Corporation agree as follows:

                                    RECITALS

     A. Merging Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Merging Corporation is a wholly owned subsidiary of AMERICAN MEDICAL RESPONSE, INC.; and

     B. Surviving Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Surviving Corporation is a wholly owned subsidiary of AMERICAN MEDICAL RESPONSE, INC, a Delaware corporation; and

     C. Surviving Corporation and Merging Corporation are brother-sister corporations, each having the ultimate common parent of AMERICAN MEDICAL RESPONSE, INC. a Delaware corporation; and

     D. AMERICAN, MEDICAL RESPONSE OF INLAND EMPIRE is to be the surviving corporation, as that term is defined in the General Corporation Law of California, to the merger described in this agreement.

     IT IS AGREED AS FOLLOWS:

     1. Merger. Merging Corporation shall be merged into AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE under the laws of the State of California.

     2. Further Assignments or Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law are necessary to vest or to perfect or to confirm of record in the Surviving Corporation the title to any property or rights of Merging Corporation, or otherwise carry out the provisions hereof, the proper officers and directors of Merging Corporation, as of the effective date of the merger, shall execute and deliver all proper deeds, assignments, confirmations, and assurances in law, and do all acts proper to vest, perfect, and confirm title to such property or rights in the Surviving Corporation, and otherwise carry out the provisions hereof.

     3. Basis of Converting Shares.

          (a) At the effective date of the merger, each share of the common stock of the Merging Corporation (other than shares held by Merging Corporation as treasury shares) shall be converted into one (1) fully paid and non-assessable share of common stock of the Surviving Corporation.

          (b) Any shares of the Merging Corporation, common or preferred, held by the Merging Corporation in its treasury on the effective date of the merger shall be surrendered to the Surviving Corporation for cancellation.

     4. Board of Survivor. The present Board of Directors of AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE shall continue to serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

     5. Articles of Survivor. The Articles of AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE, as existing on the effective date of the merger, shall continue in full force as the Articles of the Surviving Corporation until altered, amended as provided therein, or as provided by law.

     6. Bylaws of Survivor. The bylaws of AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE, as existing on the effective date of the merger, shall continue in full force as the bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     7. Miscellaneous.

          (a) This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          (b) The validity, interpretation, and performance of this agreement shall be controlled by and construed under the laws of the State of California, the state in which this agreement is being executed.

     Executed on August 28, 1999, at Aurora, Colorado.

                                        HOWARD AMBULANCE COMPANY, INC.


                                        By: /s/ Joshua T. Gaines
                                            ------------------------------------
                                            Vice President


                                        By: /s/ Gregory K. Guckes
                                            ------------------------------------
                                            Assistant Secretary


                                        AMERICAN MEDICAL RESPONSE OF INLAND
                                        EMPIRE


                                        By: /s/ Joshua T. Gaines
                                            ------------------------------------
                                            Vice President


                                        By: /s/ Gregory K. Guckes
                                            ------------------------------------
                                            Assistant Secretary

                   AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE
                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER

     The undersigned do hereby certify that:

     1. We are the Vice President and Assistant Secretary respectively, of AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE, a California corporation.

     2. The Agreement of Merger in the form attached hereto was duly approved by the shareholders and directors of the corporation.

     3. The shareholder approval was by 100% of the outstanding shares of the corporation.

     4. There is only one class of shares and the number of shares outstanding is one (1).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: August 30, 1999


                                        /s/ Joshua T. Gaines
                                        ----------------------------------------
                                        Title: Vice President, Joshua T Gaines


                                        /s/ Gregory K. Guckes
                                        ----------------------------------------
                                        Title: Assistant Secretary
                                               Gregory K. Guckes

                         HOWARD AMBULANCE COMPANY, INC.
                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER

     The undersigned do hereby certify that:

     1. We are the Vice President and Assistant Secretary respectively, of HOWARD AMBULANCE COMPANY, INC., a California corporation.

     2. The Agreement of Merger in the form attached hereto was duly approved by the shareholders and directors of the corporation.

     3. The shareholder approval was by 100% of the outstanding shares of the corporation.

     4. There is only one class of shares and the number of shares outstanding is fifty (50).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: August 30, 1999


                                        /s/ Joshua T. Gaines
                                        ----------------------------------------
                                        Title: Vice President, Joshua T. Gaines


                                        /s/ Gregory K. Guckes
                                        ----------------------------------------
                                        Title: Assistant Secretary,
                                               Gregory K. Guckes

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

     The undersigned certify that:

     1. They are the Vice President and Assistant Secretary of the corporation.

     2. The name of the corporation is American Medical Response of Inland
Empire.

     3. Article VI of the Articles of Incorporation of this corporation is amended to read as follows:

         "The number of directors of this corporation shall be one (1)"

     4. The foregoing amendment has been duly approved by the Board of Directors.

     5. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of this Corporation is 100. The number of shares voting in favor of the Amendment was 100%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 11/1/00


                                        /s/ Gino Porazzo
                                        ----------------------------------------
                                        Gino Porazzo, Asst. Secretary


                                        /s/ Lori A. E. Evans
                                        ----------------------------------------
                                        Lori A. E. Evans, Vice President